INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  February 25, 1998 in the Registration Statement and related
  Prospectus of The Municipal Bond Trust, Series 57.
  /s/ ERNST & YOUNG LLP
  New York, New York
  March 13, 1998